Exhibit 5.1


                               Jenkens & Gilchrist
                           A PROFESSIONAL CORPORATION
                                1445 ROSS AVENUE
                                  SUITE 3200                  AUSTIN, TEXAS
                              DALLAS, TEXAS 75202             (512) 499-3800
                                                            CHICAGO, ILLINOIS
                                 (214) 855-4500               (312) 425-3900
                            TELECOPIER (214) 855-4300        HOUSTON, TEXAS
                                                              (713) 951-3300
  Mark D Wigder                 www.jenkens.com          LOS ANGELES, CALIFORNIA
 (214) 855-4326                                               (310) 820-8800
mwigder@jenkens.com                                        NEW YORK, NEW YORK
                                                              (212) 704-6000
                                                           SAN ANTONIO, TEXAS
                                                              (210) 246-5000
                                                             WASHINGTON, D.C.
                                                              (202) 326-1500



                              September 11, 2001

Preferred Voice, Inc.
6500 Greenville Avenue
Suite 570
Dallas, Texas 75206

         Re:      Preferred Voice, Inc. - Registration Statement on Form S-8

Gentlemen and Ladies:

         We are counsel to Preferred Voice, Inc., a Delaware corporation (the "Company"), and have acted as such in connection with the preparation of the Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission on or about September 11, 2001 under the Securities Act of 1933, as amended (the "Securities Act"), relating to 412,250 shares (the "Shares") of the $0.001 par value common stock (the "Common Stock"), of the Company that may be issued by the Company pursuant to the Preferred/Telecom, Inc. 1994 Stock Plan for Incentive and Non-qualified Stock Options (the "Plan") and stock option agreements (the "Agreements") entered or to be entered into between the Company and persons granted or to be granted options (the "Options") under the Plan.

         You have requested an opinion with respect to certain legal aspects of the proposed offering. In connection therewith, we have examined and relied upon the original, or copies identified to our satisfaction, of (1) the Certificate of Incorporation of the Company, as amended, and the Bylaws of the Company; (2) minutes and records of the corporate proceedings of the Company with respect to the establishment of the Plan, the reservation of 450,000 Shares to be issued pursuant to the Plan, 37,750 of which have already been issued upon exercise of certain Options and 412,250 Shares to which the Registration Statement relates, the issuance of the shares of Common Stock pursuant to the Plan and related matters; (3) the Registration Statement and exhibits thereto, including the Plan; (4) Agreements (the "Existing Agreements") relating to Options granted under the Plan prior to or as of the date hereof; (5) a Secretary's Certificate dated September 11, 2001 certifying the number of authorized but unissued shares of Common Stock reserved by the Company to be issued upon the exercise of the Options; and (6) such other documents and instruments as we have deemed necessary for the expression of opinions herein contained. In making the foregoing examinations, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies. As to various questions of fact material to this opinion, and as to the content and form of the Certificate of Incorporation, as amended, the Bylaws, the Agreements, minutes, records, resolutions and other documents or writings of the Company, we have relied, to the extent deemed reasonably appropriate, upon representations or certificates of officers or directors of the Company and upon documents, records and instruments furnished to us by the Company, without independent check or verification of their accuracy.

         Based upon our examination, consideration of, and reliance on the documents and other matters described above, and assuming that:

         (1) the Shares to be issued in the future will be issued in accordance with the terms of the Plan and the Agreements; and

         (2) the form of Agreement to be used with respect to Options granted after the date hereof will be in substantially the same form as the Existing Agreements and provide for an exercise price per share equal to or greater than the par value per share of the Common Stock;

then, we are of the opinion that, the Shares issued in accordance with the terms of the Plan and the Agreements will be duly and validly issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to references to us included in or made a part of the Registration Statement. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Securities and Exchange Commission thereunder.

                                            Very truly yours,

                                            Jenkens & Gilchrist,
                                            A Professional Corporation


                                            By: /s/ Mark D. Wigder
                                              ---------------------------------
                                                Mark D. Wigder, Esq.,
                                                Authorized Signatory